Exhibit (a)(1)(v)

Notice of Withdrawal of Tender
Regarding Shares in StepStone Private Credit Fund LLC
Tendered Pursuant to the Offer to Purchase
Dated August 1, 2024

The Offer and withdrawal rights will expire on August 30, 2024 and this Notice of Withdrawal must be received by
the Company’s Transfer Agent, either by mail, by overnight delivery, by fax or by e-mail, by 11:59 p.m.,
Eastern Time, on August 30, 2024, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein

IMPORTANT: If you tendered your limited liability company interests (the “Shares”) in StepStone Private Credit Fund LLC (the “Company”) through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your tendered Shares.

Complete this Notice of Withdrawal of Tender and return or deliver it to UMB Fund Services, Inc., the Company’s transfer agent (the “Transfer Agent”), by mail, overnight delivery, fax or e-mail as follows:

If delivering via USPS, UPS or FedEx:
UMB Fund Services, Inc.
Attention: StepStone Private Credit Fund LLC

Regular Mail P.O. Box 2175 Milwaukee, WI 53201	Overnight Mail 235 W. Galena Street Milwaukee, WI 53212

If delivering an originally signed photocopy via fax:
Attn: StepStone Private Credit Fund LLC
Fax number: (816) 860-3140

If delivering via fax, please include “Tender Offer for StepStone Private Credit Fund LLC Shares” on the fax cover page or in the subject line, as applicable.

If delivering an originally signed photocopy via e-mail:
Subject Line: StepStone Private Credit Fund LLC
Email (automated inbox): autoaiprocessing@umb.com

IMPORTANT: All emails sent to automated inbox are auto encrypted; any documents sent with additional encryption or that are password protected will not be received. Send one email per repurchase request along with required supporting documentation, if any.

DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
TRANSFER AGENT.

For additional information, call the Transfer Agent at (833) 334-3345, Monday through Friday, except holidays, from 7:00 a.m. to 7:00 p.m. (Central Time).

[Remainder of Page Intentionally Left Blank]

You are responsible for confirming that this Notice is received timely by the Transfer Agent. If you (or your broker, dealer, commercial bank, trust company or other nominee) fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Company.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Investor Name/Registration:
StepStone Account #:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

Such withdrawal is with respect to (specify one):

☐	All of the undersigned’s Shares previously tendered
☐	The following number of Shares previously tendered: _________________ (insert number)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Company upon expiration of the tender offer described above.

The undersigned represents that the undersigned is the beneficial owner of the limited liability company interests in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Must be signed by registered owner(s) exactly as name(s) appear(s) in the books and records of StepStone Private Credit Fund LLC. If any Shares covered by this Notice of Withdrawal are owned of record by two or more joint owners, all such owners must sign this Notice of Withdrawal. If any previously tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Notices of Withdrawal as there are different registrations of such Shares. If this Notice of Withdrawal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

Name:
(Please Print)
Capacity (full title):
Address (include zip code):
Area Code and Telephone Number
Tax Identification or Social Security No.:

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